EXHIBIT 99.1

Franchise Group, Inc. Announces Third Quarter 2020 Financial Results

· Raises full year guidance

ORLANDO, Fla., Nov. 04, 2020 (GLOBE NEWSWIRE) -- Franchise Group, Inc. (NASDAQ: FRG) (“Franchise Group” or the “Company”) today announced the results of its third quarter ended September 26, 2020. For the third quarter of 2020, total reported revenue for Franchise Group was $551 million, GAAP Net Loss was $8.6 million or $0.22 per share, Adjusted EBITDA was $50 million and Supplemental Information encompassing cost synergies and acquisition impacts was $1.2 million. Total cash was $179.9 million and outstanding debt at the end of the third quarter of 2020 was $628.7 million.

Brian Kahn, Franchise Group’s President and CEO stated, “Our businesses continued to perform well in the third quarter, which included further benefit from the sustained shift in consumer spending and the focus on health and wellness. Once again, our businesses and their teams have delivered robust financial results despite challenging circumstances. We believe that our performance as evidenced by strong comparable same store sales, as well as cash flow generation, continues to demonstrate the economic resilience of our business model. Comparable same store sales grew 15% at American Freight, approximately 14.7% for Buddy’s and approximately 8.6% for The Vitamin Shoppe. We continue to generate a high level of discretionary cash flow which enabled us to further reduce our outstanding debt by $111.9 million this quarter, including retiring the balance of our $70 million Vitamin Shoppe term loan while paying another quarterly dividend of $0.25 per share to our common stockholders.”

The Company has four reportable segments: American Freight; The Vitamin Shoppe; Liberty Tax and Buddy’s. The following table summarizes Revenue, Net Loss, Adjusted EBITDA and Supplemental Information by these segments. A reconciliation of Adjusted EBITDA to the most comparable GAAP measure is included below under “Non-GAAP Financial Measures and Key Metrics.”

	For the Three Months
	Ended September 26, 2020
		Adjusted	Supplemental	Net
	Revenue	EBITDA	Information	Income/(Loss)
	(In thousands)
American Freight	$245,212	$24,625	$42	$1,141
Vitamin Shoppe	266,965	21,364	1,111	(2,597)
Liberty Tax	13,300	(1,400)	-	(5,549)
Buddy's	25,515	6,778	-	1,845
Corporate	-	(1,337)	-	(3,437)
Total	$550,992	$50,030	$1,153	$(8,597)

Outlook (1)
For fiscal 2020, the Company is maintaining its prior guidance of $2.10 - $2.15 billion of revenue, Adjusted EBITDA to exceed $232 million and Supplemental Information encompassing cost synergies and acquisition impacts of $28 million.

(1)   The Company does not provide quantitative reconciliation of forward-looking, non-GAAP financial measures such as forecasted Adjusted EBITDA or Supplemental Information to the most directly comparable GAAP financial measure because it is difficult to reliably predict or estimate the relevant components without unreasonable effort due to future uncertainties that may potentially have significant impact on such calculations, and providing them may imply a degree of precision that would be confusing or potentially misleading. Supplemental Information adjustments represent realized and unrealized synergies consistent with the Company’s credit agreement. Estimates exclude potential acquisitions, divestitures or refranchising activities. See “Non-GAAP Financial Measures and Key Metrics.”

Conference Call Information
Franchise Group will conduct a conference call on November 4th at 4:30 P.M. ET to discuss its business, review financial results for the third quarter of 2020 and provide an update on its outlook for the rest of 2020. A real-time webcast of the conference call will be available on the Events page of Franchise Group’s website at www.franchisegrp.com. The conference call can also be accessed live via telephone at (877) 784-1793. The passcode is 7849566. Please dial in 5-10 minutes prior to the scheduled start time.

About Franchise Group, Inc.
Franchise Group is an operator of franchised and franchisable businesses that continually looks to grow its portfolio of brands while utilizing its operating and capital allocation philosophy to generate strong cash flow for its shareholders. Franchise Group’s business lines include Liberty Tax Service, Buddy’s Home Furnishings, American Freight and The Vitamin Shoppe. On a combined basis, Franchise Group currently operates over 4,000 locations predominantly located in the U.S. and Canada that are either Company-run or operated pursuant to franchising agreements.

FRANCHISE GROUP, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

(In thousands, except share count and per share data)	September 26, 2020	December 28, 2019
Assets	(Unaudited)	(Audited)
Current assets:
Cash and cash equivalents	$179,932	$39,581
Current receivables, net	84,277	79,693
Inventories, net	319,545	300,312
Other current assets	22,845	20,267
Total current assets	606,599	439,853
Property, equipment, and software, net	143,512	150,147
Non-current receivables, net	16,095	18,638
Goodwill	469,788	134,301
Intangible assets, net	145,478	77,590
Operating lease right-of-use assets	516,398	462,610
Other non-current assets	14,634	15,406
Total assets	$1,912,504	$1,298,545
Liabilities and Stockholders Equity
Current liabilities:
Current installments of long-term obligations	$112,374	$218,384
Current operating lease liabilities	131,685	107,680
Accounts payable and accrued expenses	257,387	158,995
Other current liabilities	36,461	16,409
Total current liabilities	537,907	501,468
Long-term obligations, excluding current installments	516,353	245,236
Non-current operating lease liabilities	412,613	394,307
Other non-current liabilities	37,099	5,773
Total liabilities	1,503,972	1,146,784

Stockholders equity:
Common stock, $0.01 par value per share, 180,000,000 and 180,000,000 shares authorized, 40,056,665 and 18,250,225 shares issued and outstanding at September 26, 2020 and December 28, 2019, respectively	401	183
Preferred stock, $0.01 par value per share, 20,000,000 and 20,000,000 shares authorized, 1,200,000 and 1,886,667 shares issued and outstanding at September 26, 2020 and December 28, 2019, respectively	12	19
Additional paid-in capital	386,030	108,339
Accumulated other comprehensive loss, net of taxes	(1,838)	(1,538)
Retained earnings	23,927	18,388
Total equity attributable to Franchise Group, Inc.	408,532	125,391
Non-controlling interest	-	26,370
Total equity	408,532	151,761
Total liabilities and equity	$1,912,504	$1,298,545

FRANCHISE GROUP, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended		Nine Months Ended
(In thousands, except share count and per share data)	September 26, 2020	September 30, 2019	September 26, 2020	September 30, 2019
Revenues:
Product	$500,462	$557	$1,440,677	$557
Service and other	33,126	10,284	164,508	129,942
Rental	17,404	8,079	51,000	8,079
Total revenues	550,992	18,920	1,656,185	138,578
Operating expenses:
Cost of revenue:
Product	296,920	438	862,320	438
Service and other	678	-	2,135	-
Rental	5,877	3,048	17,327	3,048
Total cost of revenue	303,475	3,486	881,782	3,486
Selling, general, and administrative expenses	228,194	40,481	697,670	110,928
Total operating expenses	531,669	43,967	1,579,452	114,414
Income (loss) from operations	19,323	(25,047)	76,733	24,164
Other expense:
Other	(1,229)	(1)	(5,293)	(101)
Interest expense, net	(26,264)	(2,755)	(83,642)	(4,225)
Income (loss) before income taxes	(8,170)	(27,803)	(12,202)	19,838
Income tax expense (benefit)	427	(4,339)	(43,561)	10,367
Net income (loss)	(8,597)	(23,464)	31,359	9,471
Less: Net (income) loss attributable to non-controlling interest	-	8,578	(2,090)	8,578
Net income (loss) attributable to Franchise Group, Inc.	$(8,597)	$(14,886)	$29,269	$18,049

Net income (loss) per share of common stock:
Basic	$(0.22)	$(0.93)	$0.89	$1.23
Diluted	(0.22)	(0.93)	0.88	1.22

Weighted-average shares outstanding:
Basic	39,692,384	15,997,041	32,679,576	14,712,297
Diluted	39,692,384	15,997,041	32,961,905	14,770,973

FRANCHISE GROUP, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine Months Ended
(In thousands)	September 26, 2020	September 30, 2019
Operating Activities
Net income	$31,359	$9,471
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for doubtful accounts	3,412	6,401
Depreciation, amortization and impairment charges	51,254	12,239
Amortization of deferred financing costs	28,703	1,013
Loss on disposal of fixed assets	75	703
Stock-based compensation expense	6,294	1,339
Gain on bargain purchases and sales of Company-owned offices	(1,761)	(438)
Deferred income taxes	7,851	706
Change in
Accounts, notes, and interest receivable	(2,223)	10,054
Income taxes receivable	(23,721)	8,977
Other assets	3,971	(1,076)
Accounts payable and accrued expenses	38,884	7,693
Inventory	79,967	579
Deferred revenue	5,649	(3,394)
Net cash provided by operating activities	229,714	54,267
Investing Activities
Issuance of operating loans to franchisees and area developers	(30,368)	(51,484)
Payments received on operating loans to franchisees and area developers	50,064	66,303
Purchases of Company-owned offices, area developer rights, and acquired customer lists	(4,830)	(2,232)
Proceeds from sale of Company-owned offices and area developer rights	1,118	22
Acquisition of business, net of cash acquired	(353,423)	(26,443)
Proceeds from sale of property, equipment, and software	1,474
Purchases of property, equipment, and software	(26,702)	(1,183)
Net cash used in investing activities	(362,667)	(15,017)
Financing Activities
Proceeds from the exercise of stock options	520	1,214
Dividends paid	(19,167)	-
Non-controlling interest distribution	(4,716)	-
Repayment of other long-term obligations	(455,811)	(16,213)
Borrowings under revolving credit facility	174,665	121,874
Repayments under revolving credit facility	(218,260)	(186,099)
Issuance of common stock	198,003	25,000
Issuance of preferred stock	28,366
Payment for debt issue costs	(16,673)	(4,382)
Issuance of debt	586,000	105,000
Cash paid for taxes on exercises/vesting of stock-based compensation	(85)	(20)
Net cash provided by financing activities	272,842	46,374
Effect of exchange rate changes on cash, net	(142)	111
Net increase (decrease) in cash equivalents and restricted cash	139,747	85,735
Cash, cash equivalents and restricted cash at beginning of period	45,146	3,981
Cash, cash equivalents and restricted cash at end of period	$184,893	$89,716
Supplemental Cash Flow Disclosure
Cash paid for taxes, net of refunds	$944	$84
Cash paid for interest	$41,226	$1,484
Accrued capital expenditures	$3,633	$478
Deferred financing costs from issuance of common stock	$31,013	$-
Tax receivable agreement included in other long-term liabilities	$17,156	$-

Non-GAAP Financial Measures and Key Metrics
In order to conform with SEC rules consistent with concepts in Article 11 of Regulation S-X for non-GAAP reporting, Franchise Group will no longer report synergies and other acquisition costs as part of Pro Forma Adjusted EBITDA. The Company expects to continue to report Adjusted EBITDA in the same format as it has in the past and will provide Supplemental Information that reflects cost synergies and other acquisition impacts as discussed below. The specific amounts included in each measure are fully discussed in detail below in the Non-GAAP Financial Measures and Key Metrics.

Adjusted EBITDA and Supplemental Information are financial measures that are not prepared in accordance with GAAP. Management believes the presentation of these measures is useful to investors as supplemental measures in evaluating the aggregate performance of our operating businesses and in comparing our results from period to period because they exclude items that we do not believe are reflective of our core or ongoing operating results. These measures are used by our management to evaluate performance and make resource allocation decisions each period. Adjusted EBITDA is also the primary operating metric used in the determination of executive management's compensation. Adjusted EBITDA should not be considered in isolation or as a substitute for net income or other income statement information prepared in accordance with GAAP and our presentation of these non-GAAP measures may not be comparable to similarly titled measures used by other companies.

Management defines and calculates Adjusted EBITDA as net income (loss) before interest, income taxes, depreciation and amortization adjusted for certain non-core or non-operational items related to executive severance and related costs, stock-based compensation, shareholder litigation costs, corporate governance costs, accrued judgements and settlements, net of estimated revenue, store closures, rebranding costs, acquisition costs, inventory fair value step up amortization and prepayment penalty on early debt repayment. Adjusted EBITDA and Supplemental Information are financial measures that are not prepared in accordance with GAAP.

Below is a reconciliation of management’s estimate of net income to estimated Adjusted EBITDA for the three months ended September 26, 2020.

	For the Three Months Ended September 26, 2020
(In thousands)	Buddy's	Liberty	American Freight	Vitamin Shoppe	Corporate	Total
Net income (loss)	$1,845	$(5,549)	$1,141	$(2,597)	$(3,437)	$(8,597)
Add back:						-
Interest expense	3,400	(6)	18,486	4,571	(187)	26,264
Income tax expense (benefit)	-	214	-	-	213	427
Depreciation and amortization charges	1,406	2,775	1,806	11,475		17,462
Total Adjustments	4,806	2,983	20,292	16,046	26	44,153
EBITDA	6,651	(2,566)	21,433	13,449	(3,411)	35,556
Adjustments to EBITDA
Executive severance and related costs	-	602	62	-	-	664
Stock based compensation	70	132	-	-	1,754	1,956
Shareholder litigation costs	-	-	-	-	219	219
Corporate compliance costs	-	117	416	-	-	533
Prepayment penalty on early debt repayment	57	-	314	875	-	1,246
Accrued judgments and settlements	-	315	19	-	-	334
Store closures	-	-	-	203	-	203
Rebranding costs			1,286		-	1,286
Acquisition costs	-	-	686	286	101	1,073
Inventory fair value step up amortization	-	-	409	6,551		6,960
Total Adjustments to EBITDA	127	1,166	3,192	7,915	2,074	14,474
Adjusted EBITDA	$6,778	$(1,400)	$24,625	$21,364	$(1,337)	$50,030

Supplemental Information: Cost Synergies and Acquisition Impacts
The following supplemental information reflects the estimated cost savings related to various management actions taken at our acquired businesses and other impacts of our acquisitions. It primarily presents the realized and unrealized cost synergies assuming such actions were taken as of January 1, 2020. The majority of the cost synergies or dis-synergies have been realized or expected to be realized by the end of 2020. Management believes this information is useful to investors as it provides relevant information regarding the status of the Company's transformation activities and the estimated impacts during the period. Reasonable estimates were made by considering the cost reductions from contract termination charges or modifications to achieve more favorable pricing, reductions in duplicative costs upon integration and optimization activities that reduce overall spend. As these amounts are estimates and certain activities have not been fully implemented, these amounts are subject to change. Management believes that there is a reasonable basis for its estimates and they fairly present the estimated effects of management actions related to the Company’s acquisitions.

	For the Three Months Ended September 26, 2020
(In thousands)	Buddy's	Liberty	American Freight	Vitamin Shoppe	Corporate	Total
Estimated realized and unrealized cost savings	$-	$-	$42	$587	$-	$630
Other acquisition-related compensation costs	-	-	-	524	-	524
	$-	$-	$42	$1,111	$-	$1,153

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, projections, predictions, expectations, or beliefs about future events or results and are not statements of historical fact. Such statements may include statements regarding the Company’s results of operation and financial condition, performance during the COVID-19 pandemic, and its strategy and outlook for the remainder of fiscal 2020. Such forward-looking statements are based on various assumptions as of the time they are made, and are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are often accompanied by words that convey projected future events or outcomes such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” or words of similar meaning or other statements concerning opinions or judgment of the Company or its management about future events. Although the Company believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance, or achievements of the Company will not differ materially from any projected future results, performance or achievements expressed or implied by such forward-looking statements. Actual future results, performance or achievements may differ materially from historical results or those anticipated depending on a variety of factors, many of which are beyond the control of the Company. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Transition Report on Form 10-K/T for the transition period ended December 28, 2019, and comparable sections of the Company’s Quarterly Reports on Form 10-Q and other filings, which have been filed with the SEC and are available on the SEC’s website at www.sec.gov. All of the forward-looking statements made in this press release are expressly qualified by the cautionary statements contained or referred to herein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Company or its business or operations. Readers are cautioned not to rely on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date they are made and the Company does not undertake any obligation to update, revise or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:
Andrew F. Kaminsky
EVP & Chief Administrative Officer
Franchise Group, Inc.
akaminsky@franchisegrp.com
(914) 939-5161